Columbus Brine, Inc.

Consolidated Financial Statements

December 31, 2007 and 2006

C O N T E N T S

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER

INDEPENDENT AUDITOR’S REPORT

To the Stockholders
  of Columbus Brine, Inc.

We have audited the accompanying consolidated balance sheets of Columbus Brine, Inc. (a Nevada corporation) and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Columbus Brine, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

Bakersfield, California
January 28, 2008

Columbus Brine, Inc.

Consolidated Balance Sheets
December 31, 2007 and 2006

ASSETS	2007	2006

Current Assets
Cash	$180,602	$445,768
Accounts receivable	66,403	15,000
	247,005	460,768
Property, Plant and Equipment
Brine wells	253,749	253,749
Land (Investment-Columbus Minerals)	18,588	18,588
Buildings	500,000	-
Mine plan permits	305,676	290,676
Service equipment	401,245	387,247
Other equipment	369,091	369,091
	1,848,349	1,319,351
Less accumulated depreciation	469,429	396,916
	1,378,920	922,435
Investments and Other Assets
Deposits	44,720	44,720
Other assets	2,955	270,042
Mineral leases and claims	186,964	86,164
	234,639	400,926

	$1,860,564	$1,784,129

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	$-	$14,896
Accrued expenses	120,000	-
	120,000	14,896

Stockholders' Equity
Common stock, par value $0.01, 12,000,000 shared authorized,
10,621,184 issued and outstanding	106,212	104,129
Additional paid in capital	1,108,564	447,299
Retained earnings	525,788	1,217,805
	1,740,564	1,769,233

	$1,860,564	$1,784,129

See Notes to Consolidated Financial Statements.

Columbus Brine, Inc.

Consolidated Statements of Operations
Years Ended December 31, 2007 and 2006

	2007	2006

Revenue
Rental income	$130,000	$103,874
Miscellaneous income	-	1,374
	130,000	105,248

Operating expenses:
Mining and exploration expense	444,657	156,181
General and administrative expenses	33,934	81,421
Miscellaneous expense	365,752	26,091
Depreciation expense	72,513	76,498
	916,856	340,191

Operating loss	(786,856)	(234,943)

Nonoperating income (expense):
Interest income	5,687	-
Gain on sale of property, plant and equipment	-	2,500
	5,687	2,500

Net loss	$(781,169)	$(232,443)

See Notes to Consolidated Financial Statements.

Columbus Brine, Inc.

Consolidated Statement of Equity
Years Ended December 31, 2007 and 2006

Balance as of December 31, 2005	$1,432,126

Net loss	(232,443)
Stock options exercised for 407,400 shares	455,000
Equity shares issued in exchange for services provided	79,550
Sale of equity shares	35,000

Balance as of December 31, 2006	$1,769,233

Net loss	(781,169)
Contributed capital	0
Stock options exercised for 208,284 shares	252,500

Balance as of December 31, 2007	$1,240,564

See Notes to Consolidated Financial Statements.

Columbus Brine, Inc.

Consolidated Statements of Cash Flows
Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net loss	$(781,169)	$(232,443)

Adjustments to reconcile net loss to net
cash provided by (used) in operating activities:
Depreciation	72,513	76,498
Services provided in exchange for equity shares	-	79,550
Increase in accounts receivable	(51,403)	(15,000)
Decrease in other assets	267,087	12,476
Increase in accounts payable and accrued expenses	105,104	14,896

Net cash provided by (used in) operating activities	(387,868)	(64,023)

Cash flows used in investing activities:
Purchase of property, plant and equipment	(28,998)	-
Purchase of mineral leases and claims	(100,800)	-

Net cash used in investing activities	(129,798)	-

Cash flows from financing activities:
Proceeds from exercised stock options	252,500	455,000
Proceeds from sale of equity shares	-	35,000

Net cash used in investing activities	252,500	490,000

Net increase (decrease) in cash and equivalents	(265,166)	425,977

Cash and equivalents, beginning of year	445,768	19,791

Cash and equivalents, end of year	$180,602	$445,768

Noncash financing activities:
Manufacturing assets contributed	$500,000.00	-

See Notes to Consolidated Financial Statements.

Columbus Brine, Inc.

Notes to Consolidated Financial Statements

Note 1.	Organization and Summary of Significant Accounting Principles

Organization:

Columbus S.M., LLC (C.S.M.), wholly owned subsidiary of Columbus Brine, Inc., was organized as a limited liability company under the laws of the State of Nevada. C.S.M. began exploration operations in 1998 by acquiring various mineral claims. Over the years C.S.M. conducted exploration and developed plans for mineral production on Federal mining claims located in Esmeralda County, Nevada.

During the year ended December 31, 2006 Columbus Brine, Inc. (the Company), a Nevada corporation was formed and via an exchange of shares for member interests acquired 100% of the member interest in C.S.M. The Company acts primarily as a holding entity and owns 100% interest in C.S.M.

Columbus Minerals, LLC (C.M.) was formed in 2003 as a limited liability company under the laws of the State of Nevada. C.M.’s sole asset is 80 acres of private land located in Esmeralda County, Nevada. C.M. is owned 100% by C.S.M.

Consolidation:

The accompanying consolidated financial statements of the Company include the accounts of Columbus Brine, Inc., Columbus S.M., LLC and Columbus Minerals, LLC. All significant intercompany accounts and transactions have been eliminated in the consolidation.

Basis of accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting. Under the accrual basis, revenues are recognized when earned and expenses are recognized when incurred.

Cash and cash equivalents:

Cash and cash equivalents include all highly liquid debt instruments having original maturities of three months or less when purchased. As of December 31, 2007 and 2006 cash is concentrated in an institution in excess of related insurance coverage.

Accounts receivable:

Accounts receivable are stated at the amount management expects to collect from balances outstanding at year end. Based on management’s assessment of balances outstanding at year end, it has concluded that realization losses on balances outstanding will be immaterial; accordingly, no allowance for doubtful accounts is required.

Columbus Brine, Inc.

Notes to Consolidated Financial Statements

Depreciation:

Depreciation of property and equipment is computed primarily on the straight-line method over the following estimated useful lives:

Years
Brine Wells	-15
Buildings	-9
Service Equipment	-10
Other Equipment	-10

Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from accounts and gain or loss is included in operations.

Mineral exploration costs are charged to expense the year in which they are incurred. When management has determined, through results of drilling on the property, the existence of a feasibility study or other analysis, that the property can be economically developed, the costs of development are capitalized.

Reclamation costs:

Estimated future reclamation costs are based primarily on legal environmental and regulatory requirements. The Company has $807,000 on deposit with the Department of Interior, which will cover any future reclamation costs up to the amount of the deposit. Under terms of the deposit it is attached to the mine site and is an integrated component with other permits associated with the 380 acre Columbus Salt Marsh Project (See note 2) in Esmeralda County, Nevada. The amount is not included in the financial statements as it was paid by Ireland Inc.

Income taxes:

Columbus Brine, Inc. is taxed as a corporation for federal income tax purposes under the provisions of the Internal Revenue Code. The State of Nevada does not impose any state income taxes.

Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Columbus Brine, Inc.

Notes to Consolidated Financial Statements

Note 2.	Mineral Claims

Mineral claims are unpatented claims on Federal Bureau of Land Management land. The claims include 116 placers and 12 mill site claims covering approximately 19,000 contiguous acres. During the year ended December 31, 2007 the Company leased 147 DDB placer claims. The costs associated with the leases were incurred by certain founding members and contributed to the Company. See further discussion of these leases at Note 4.

The BLM, State of Nevada and other governmental entities have issued permits to develop the Columbus Salt Marsh Project as described in the Company’s application. The present area of interest consists of approximately 380 acres including millsite, road and mineable acreage. As evaluated by independent engineers and scientists, its estimate of the potential calcium resource within the mine area approximates 750,000 tons of elemental calcium. The Company expects that the primary product will be calcium carbonate. Other minerals, such as magnesium, silver and gold could be produced as a direct by-product. The Company filed in June 2007 an Amendment and Revision to its application to expand the mining site which is pending.

Note 3.	Options and Warrants

A shareholder of the Company has been granted 81,100 stock options, which expire in June 2008.

Note 4.	Leases

On November 30, 2007, Columbus S.M., LLC, the Company’s subsidiary, (“Lessee”) entered into a “Mining Lease With Option to Purchase” with DDB Syndicate, a Nevada association of claim locators (“Lessor”). The owners of Lessor include the three directors of the Company, each with a one-eighth ownership interest. Under the agreement, the Lessee leased all 147 unpatented placer mining claims held by Lessor located in Esmeralda County, Nevada for a five-year term for the purpose of exploring and mining the claims. Lease payments under the agreement are $130,000 due June 20, 2008 and $30,000 due on each of June 30, 2009, 2010 and 2011.

Under the agreement the Lessee also acquired an option, exercisable at any time during the term of the lease, to purchase the mining claims subject to the lease for a total purchase price of $400,000. Upon exercise of the option all lease payments previously made to Lessor under the agreement are to be credited toward the total purchase price. The agreement also affords to the Lessee the alternative right to purchase the leased properties in exchange for conveyance to Lessor of a reserved royalty on production from the properties equal to 2% of net smelter returns received by Lessee. In addition to lease payments, during the term of the lease, Lessee is also obligated to pay all annual federal claim maintenance fees required to maintain the mining claims in good standing and to

Columbus Brine, Inc.

Notes to Consolidated Financial Statements

make other required annual filings. The agreement is terminable by Lessee by giving six months advance written notice to Lessor. Upon any termination, Lessor shall retain all Lease payments previously made as liquidated damages and the agreement would be terminated.

At December 31, 2007, the Company had not recorded any liability for future required lease payments.

Note 5.	Related Party Transactions

The Company paid professional fees to individuals related to the president of the Company. Related party consulting fees amounted to $68,400 and $12,280 for the years ended December 31, 2007 and 2006, respectively.

Note 6.	Subsequent Event

The Company entered into a merger agreement with Ireland, Inc., a Nevada based corporation on December 14, 2007 to combine their operations and effectively combining the two Companies. The Merger will become effective at the time and on the date the Articles of Merger are so filed, provided that the filing date shall not be later than January 31, 2008 unless mutually extended. As of the effective date, all outstanding shares of the Company common stock shall be deemed converted into a shares of Common Stock of Ireland, Inc., $0.001 par value per share. The maximum number of shares of Ireland Common Stock to be issued by Ireland in connection with the Merger shall be determined by dividing (i) $20,000,000 by (ii) the Exchange Price. The “Exchange Price” shall be equal to the average daily closing price of the Ireland Common Stock as quoted by the OTC Bulletin Board for the sixty (60) consecutive calendar days ending prior to January 15, 2008; provided, however, that if the Average Closing Price is less than $0.25 per share, then the Average Closing Price for purposes of this Agreement shall be deemed to be $0.25 per share, and if the Average Closing Price is more than $2.00 per share, then the Average Closing Price for purposes of this Agreement shall be deemed to be $2.00 per share. As of the date of this report the exchange price is computed to be $1.9157. Together with the shares of Ireland Common Stock to be issued to each Company shareholder, Ireland shall issue one share purchase warrant for every two Ireland Merger Shares to be issued to such Company shareholders. Each Ireland Merger Warrant shall entitle the holder thereof to purchase one additional share of Ireland Common Stock at an exercise price equal to 125% of the Exchange Price, for a period of 5 years from the Closing Date on the terms, and subject to the conditions, set out in the form of Warrant Certificate. The affirmative votes of the holders of a majority of the outstanding shares of CBI Common Stock are the only votes of the holders of any class or series of CBI Capital Stock necessary to approve this Merger. The Merger has not closed through the date of this report and management is in discussions with Ireland on a mutually agreeable extension.

Columbus Brine, Inc.
Notes to Consolidated Financial Statements

Note 7.	Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109” (“FIN 48”), which became effective for us on January 1, 2007. This interpretation clarifies the accounting for income tax benefits that are uncertain in nature. Under FIN 48, a company will recognize a tax benefit in the financial statements for an uncertain tax position only if management’s assessment is that its position is “more likely than not” (i.e., a greater than 50% likelihood) to be upheld on audit based only on the technical merits of the tax position. This accounting interpretation also provides guidance on measurement methodology, derecognition thresholds, financial statement classification and disclosures, interest and penalties recognition, and accounting for the cumulative-effect adjustment. FIN 48 is intended to provide better financial statement comparability among companies.

Required annual disclosures include a tabular reconciliation of unrecognized tax benefits at the beginning and end of the period; the amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate; the amounts of interest and penalties recognized in the financial statements; any expected significant impacts from unrecognized tax benefits on the financial statements over the subsequent twelve-month reporting period; and a description of the tax years remaining to be examined in major tax jurisdictions.

The adoption of FIN 48 did not have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which became effective for us on January 1, 2008. This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This standard does not require any new fair value measurements but would apply to assets and liabilities that are required to be recorded at fair value under other accounting standards. The impact, if any, to us from the adoption of SFAS No. 157 will depend on our assets and liabilities that are required to be measured at fair value.

In September 2006, Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” Registrants must quantify the impact on current period financial statements of correcting all misstatements, including both those occurring in the current period and the effect of reversing those that have accumulated from prior periods. This SAB was adopted at December 31, 2006. The adoption of SAB No. 108 had no effect on our financial statements or on the results of our operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which permits an entity to measure certain financial assets and financial liabilities at fair value. The objective of SFAS No. 159 is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused

Columbus Brine, Inc.
Notes to Consolidated Financial Statements

by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. Under SFAS No. 159, entities that elect the fair value option (by instrument) will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.